Exhibit 99.1

WINVEST GROUP LTD.

UNANIMOUS WRITTEN CONSENT OF THE
BOARD OF DIRECTORS

IN LIEU OF A SPECIAL MEETING

Dated as of May 25, 2022

The undersigned, being all of the members of the Board of Directors, (the “Board”) of Winvest Group Ltd., a corporation formed under the laws of Nevada (the “Corporation”), acting pursuant to the provisions of Section 78.31 5 of the Nevada Revised Statutes and the Corporation’s By-laws does hereby waive all notice of the time, place and purpose of a special meeting and hereby consent and agree to the adoption of the following resolutions, with the same force and effect as if made at a duly convened and held meeting of the Board:

WHEREAS, the Board has determined that it is advisable and in the best interest of the Corporation for it to appoint Lim Khiow Hui as the Corporation’s Chief Strategic Officer, as per the Corporation’s bylaws (the “Bylaws”);

AND WHEREAS, the Board has determined that it is advisable and in the best interest of the Corporation for it to appoint Charlene Logan Kelly as the Corporation’s Chief Intellectual Officer, as per the Bylaws;

NOW, THEREFORE, BE IT:

RESOLVED, that the Corporation appoint Lim Khiow Hui as the Corporation’s Chief Strategic Officer;

FURTHER RESOLVED, that the Corporation appoint Charlene Logan Kelly as the Corporation’s Chief Intellectual Officer;

Article I.	General Resolutions

RESOLVED, that the proper officers of the Corporation be and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of al I such further instruments and documents in the name and on behalf of the Corporation, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper, or advisable in order to carry out the intent and accomplish the purposes of the foregoing resolutions; and be it further

RESOLVED, that as used in the foregoing resolutions, the term “the proper officers” of the Corporation shall mean the President, Chief Executive Officer and Chief Financial Officer of the Corporation and each of them, and with respect to matters involving only certification, attestation or countersignatures, any Secretary or Assistant Secretary of the Corporation; and that the proper officers of the Corporation be, and each of them acting alone hereby is, authorized and empowered, acting in the name and on behalf of the Corporation, to take such action and to execute and deliver all agreements, documents, and instruments referred to expressly or generally in the preceding resolutions, and any amendments, supplements, or modifications to any of such agreements, documents, and instruments; such actions, agreements, documents, instruments, amendments, supplements, and modifications shall be in such form and substance as the proper officer executing the same may, in his or her sole discretion deem to be in the best interest of the Corporation in connection with or arising out of the actions contemplated by the foregoing resolutions; and be it further

RESOLVED, that any and all actions heretofore taken by the directors or the proper officers of the Corporation on behalf of the Corporation in furtherance of the actions authorized or contemplated by these foregoing resolutions be, and they hereby are, ratified, affirmed and approved in all respects, including, without limitation, the execution and delivery of any documents and instruments, including amendments, supplements, or modifications thereto as have been necessary or appropriate in order to effectuate the actions contemplated by the foregoing resolutions; and be it further

RESOLVED, that this Unanimous Written Consent of the Board in Lieu of a Special Meeting may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and be it further

RESOLVED, that this Unanimous Written Consent of the Board in Lieu of a Special Meeting shall be filed with the minutes of meetings of the Board and shall be treated for all purposes as action taken at a meeting.

IN WITNESS WHEREOF, the undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as members of the Board of Directors of Winvest Group Ltd.

DIRECTORS

/s/ Wan Nyuk Ming
Wan Nyuk Ming, Chairman of the Board

/s/ Ng Chian Yin
Ng Chian Yin, Managing Director

/s/ Jeffrey Wong Kah Mun
Jeffrey Wong Kah Mun, CEO, Director

AGREED AND ACCEPTED:

/s/ Lim Khiow Hui
Lim Khiow Hui

/s/ Charlene Logan Kelly
Charlene Logan Kelly